Exhibit 10.1
EMPLOYMENT AGREEMENT
     THIS EMPLOYMENT AGREEMENT (“Agreement”), effective as of the 14th day of April, 2008 (the “Effective Date”), is by and between SPIRIT AEROSYSTEMS, INC., a Delaware corporation (the “Company”), and JONATHAN A. GREENBERG (the “Employee”).
Recitals
     WHEREAS, the Company is engaged in the manufacture, fabrication, maintenance, repair, overhaul, and modification of aircraft and aircraft components and markets and sells its services and products to its customers throughout the world (the “Business”); and
     WHEREAS, the Company desires to hire the Employee as its Senior Vice President, General Counsel and Secretary and to perform such other services as the Company may direct; and
     WHEREAS, in the course of performing the Employee’s duties for the Company, the Employee is likely to gain certain confidential and proprietary information belonging to the Company, develop relationships that are vital to the Company’s goodwill, and acquire other important benefits to which the Company has a protectable interest; and
     WHEREAS, the Company has agreed to hire the Employee and the Employee has agreed to accept such employment by the Company upon the terms, conditions, and restrictions contained in this Agreement.
Agreement
     NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and covenants hereinafter, the parties hereto agree as follows:
Section 1. Employment. In reliance on the representations and warranties made herein, the Company hereby hires the Employee to be its Senior Vice President, General Counsel and Secretary, reporting to the Company’s Chief Executive Officer (CEO) and to perform such duties and services in and about the business of the Company as may from time to time be assigned to the Employee. Following the second anniversary of the Effective Date, and subject to the terms of Section 6 below, the job title and duties referred to in the preceding sentence may be changed by the Company in the Company’s sole discretion. The Employee will devote the Employee’s full time to this employment. The Employee’s employment hereunder will commence on the Effective Date and will continue, subject to earlier termination of employment as hereinafter provided, through the second anniversary of the Effective Date (the “Employment Period”). On the second anniversary of the Effective Date and each annual anniversary thereafter of such date (such second anniversary and each subsequent anniversary thereof a “renewal date”), the Employment Period shall automatically be extended for an additional one-year period unless (a) at least three months before a renewal date either party has given written notice to the other that such party does not wish to extend the term of this Agreement, in which event the Employment

Period will end on that renewal date, or (b) the parties have agreed to otherwise extend this Agreement.
Section 2. Performance. The Employee will use the Employee’s best efforts and skill to faithfully enhance and promote the welfare and best interests of the Company. The Employee will strictly obey all rules and regulations of the Company, follow all laws and regulations of appropriate government authorities, and be governed by reasonable decisions and instructions of the Company as are consistent with the job duties as described above.
Section 3. Licensing. Commencing as early as practicable, the Employee will promptly apply for, obtain, and maintain an appropriate license to provide legal services in the State of Kansas as an employee of the Company pursuant to either Kansas Supreme Court Rule 703 (admission to the bar without written examination), Kansas Supreme Court Rule 704 (admission to the bar upon written examination), or Kansas Supreme Court Rule 706 (temporary licensure of attorneys performing restricted legal services for single employers), each as in effect from time to time. Employee shall exert best efforts to file an application with the State of Kansas on or before April 14, 2008. Company shall reimburse Employee for any Kansas bar application fees and for annual Kansas, New York and Washington, D.C. bar association dues.
Section 4. Compensation. Except as otherwise provided for herein, for all services to be performed by the Employee in any capacity hereunder, including without limitation any services as an officer, director, member of any committee, or any other duties assigned to the Employee, throughout the Employment Period the Company will pay or provide the Employee with the following, and the Employee will accept the same, as compensation for the performance of the Employee’s undertakings and the services to be rendered by the Employee:
     (a) Base Salary. Initially, the Employee will be entitled to an annual salary of $300,000 (the “Base Salary”), which will be paid in accordance with the Company’s policies and procedures. The Base Salary will not be reduced during the first two years of the Employee’s employment with the Company, unless the salaries of other comparable-level executives with the Company are also reduced, and in such event the Employee’s salary reduction shall be commensurate in time and amount with the reductions applied to such other comparable-level executives. Thereafter, the Base Salary may be changed from time to time based on the Employee’s and the Company’s performance, which may include, without limitation, participation in a periodic salary evaluation program on the same basis as other employees of the Company of similar position.
     (b) Sign-On Bonus. The Company will pay the Employee no later than thirty days from the Effective Date, a sign-on bonus equal to (i) $400,000.00, plus (ii) an amount equal to all tax withholding associated with the Employee’s receipt of the foregoing amount (collectively the “Sign-On Bonus”). Payment of the Sign-On Bonus is conditioned upon the Employee remaining employed by the Company for a period of not less than one (1) year after the Effective Date, and the entire Sign-On Bonus must be repaid to the Company by the Employee in the event such condition is not satisfied. The Employee will not be required to repay any portion of the Sign-On Bonus to the Company if the Employee’s employment is involuntarily terminated by the Company without cause (as described below), or if the termination is a result of Employee’s death or Disability (as defined below). Upon termination of the Employee’s employment with the Company, the Company may deduct from the Employee’s paycheck(s) or other amounts owed to the Employee the amount of the Employee’s repayment obligation under this Section 4(b), if any (or any other advances previously made to the Employee). To the extent such deductions are insufficient to fully reimburse the Company, the Employee will be liable to the Company for the balance.
     (c) Annual Incentive Compensation. The Employee will be provided incentive compensation (either in cash or common stock of the Company’s parent), as specified by the administrative committee of the Spirit AeroSystems Holdings, Inc. Short-Term Incentive Plan (the “STIP”), pursuant to and in accordance with the terms and conditions of the STIP. The Employee will be treated as first qualified to participate in the STIP during the plan year beginning January 1, 2008 (which year shall not be pro-rated). The first plan year incentives will include 150% of Base Salary if target performance goals are reached or exceeded, but if the target performance goals are not reached, the Employee will only be entitled to incentive compensation (if any) otherwise determined under the STIP and Company policy.
     (d) Long-Term Incentive Plan. The Employee will receive an award of shares of common stock of Spirit AeroSystems Holdings, Inc. (“Holdings”) under the Spirit AeroSystems Holdings, Inc. Long-Term Incentive Plan (the “LTIP”), the value of which equals (as determined under such conventions and rules as the Holdings board of directors or the LTIP administrative committee may adopt) 140% of the Employee’s Base Salary, subject to and in accordance with the terms and provisions of the LTIP and the terms and conditions established with respect to such award by the Holdings board of directors and the LTIP administrative committee (including, but not limited to, a vesting schedule). This award will be further subject to, and conditioned upon, (i) approval of the award by the Holdings board of directors following the Company’s recommendation that the award be granted, and (ii) approval during 2008 by the Holdings stockholders of a proposed amendment to the LTIP increasing the number of shares available for grant under the LTIP.
     (e) Relocation Expenses. The Company will pay to the Employee, or reimburse the Employee for, the following amounts in connection with the Employee’s relocation:
          (i) The real-estate agent commission and other third-party closing costs (including seller’s portion of state and local transfer and recordation taxes, but excluding pro-rated taxes, special assessments, homeowners’ association dues, or similar items) incurred in connection with the sale of the Employee’s current home in Baltimore County.
          (ii) Commencing as of May 1, 2008, the Employee’s monthly mortgage / escrow costs in an amount not to exceed $5,000 per month for the Employee’s current home in Baltimore County until the earlier of the date the Employee sells such home or the date that is 12 months after the Effective Date, so long as the Employee uses reasonable efforts to sell the home as soon as practicable.
          (iii) The reasonable costs of moving the Employee and the Employee’s family and tangible personal property to Wichita.

          (iv) The reasonable costs of commuting to and searching for a home in Wichita (including round-trip coach airfare for Employee’s travel between Baltimore and Wichita not more than once every week, round-trip coach airfare for Employee’s spouse and children for travel between Baltimore and Wichita not more than once every month, hotel or short-term rental of an executive suite, and rental car) until the earlier of the date the Employee moves into a home in Wichita or the date that is 6 months after the Effective Date.
          (v) Reasonable temporary housing expenses in Wichita until the earlier of the date the Employee moves the Employee’s primary residence to Wichita or the date that is 6 months after the Effective Date.
          (vi) Any real-estate agent commission and all third-party closing costs (excluding any pre-paid interest, taxes, or insurance) incurred in connection with the purchase of a home in Wichita.
          (vii) Payment of all taxes associated with Employee’s receipt of the foregoing benefits, so that after payment of all taxes by Employee, Employee shall have retained the total amount of such benefits. The Employee shall take such steps as the Company may reasonably request to substantiate any of the foregoing expenses in a manner that will permit such expenses to be non-taxable to the Employee.
     (f) Other Benefit Plans. The Employee shall also participate in the Company’s other employee benefit plans, policies, practices, and arrangements, as the same may be offered to the Employee from time to time, including, without limitation, (i) any defined benefit retirement plan, excess or supplementary plan, profit-sharing plan, savings plan, health and dental plan, disability plan, survivor-income and life-insurance plan, executive-financial-planning program, or other arrangement, or any successors thereto; (ii) the STIP and the LTIP; and (iii) such other benefit plans as the Company may establish or maintain from time to time (collectively the “Benefit Plans”). The Employee’s entitlement to any other compensation or benefits will be determined in accordance with the terms and conditions of the Benefit Plans and other applicable programs, practices, and arrangements then in effect.
     (g) Earned Time Off. The Employee will be provided with five weeks of earned time off each year and all paid holidays, as determined in accordance with the Company’s policies and practices in effect from time to time.
     (h) Fringe Benefits. The Employee will be provided with all other fringe benefits and perquisites in accordance with the Company’s policies, as the same may be amended from time to time.
     (i) Withholding Taxes. The Company will have the right to deduct from all payments made to the Employee hereunder any federal, state, or local taxes required by law to be withheld.

     (j) Expenses. During the Employee’s employment, the Company will promptly pay or reimburse the Employee for all reasonable out-of-pocket expenses incurred by the Employee in the performance of duties hereunder in accordance with the Company’s policies and procedures then in effect.
Section 5. Restrictions.
     (a) Acknowledgements. The Employee acknowledges and agrees that: (1) during the term of the Employee’s employment, because of the nature of the Employee’s responsibilities and the resources provided by the Company, the Employee will acquire valuable and confidential skills, information, trade secrets, and relationships with respect to the Company’s business practices and operations; (2) the Employee may develop on behalf of the Company a personal acquaintance and/or relationship with various persons, including, but not limited to, customers and suppliers, which acquaintances may constitute the Company’s only contact with such persons, and, as a consequence of the foregoing, the Employee will occupy a position of trust and confidence with respect to the Company’s affairs; (3) the Business involves the marketing and sale of the Company’s products and services to customers throughout the entire world, the Company’s competitors, both in the United States and internationally, consist of both domestic and international businesses, and the services to be performed by the Employee for the Company involve aspects of both the Company’s domestic and international business; and (4) it would be impossible or impractical for the Employee to perform the Employee’s duties for the Company without access to the Company’s confidential and proprietary information and contact with persons that are valuable to the goodwill of the Company.
     (b) Reasonableness. In view of the foregoing and in consideration of the remuneration to be paid to the Employee, the Employee agrees that it is reasonable and necessary for the protection of the goodwill and business of the Company that the Employee make the covenants contained in this Agreement regarding the conduct of the Employee during and subsequent to the Employee’s employment by the Company, and that the Company will suffer irreparable injury if the Employee engages in conduct prohibited by this Agreement.
     (c) Non-Compete.
          (i) During the term of the Employee’s employment by the Company, neither the Employee nor any other person or entity with the Employee’s assistance nor any entity in which the Employee directly or indirectly has any interest of any kind (without limitation) will, anywhere in the world, directly or indirectly, own, manage, operate, control, be employed by, solicit sales for, invest in, participate in, advise, consult with, or be connected with the ownership, management, operation, or control of any business which is engaged, in whole or in part, in the Business, or any business that is competitive therewith or any portion thereof, except for the exclusive benefit of the Company.
          (ii) For a period of two years after termination of the Employee’s employment by the Company, neither the Employee nor any other person or entity with the Employee’s assistance nor any entity in which Employee directly or indirectly has any interest of any kind (without limitation) will, anywhere in the world, directly or indirectly, own, manage, operate, control, be employed by, solicit sales for, invest in, participate in, advise, consult with, or be connected with the ownership, management, operation, or control of any business which is engaged, in whole or in part, in the Business, or any business that is competitive therewith or any portion thereof, except that this covenant will not prevent the Employee from assuming any position in which the Employee provides legal advice or counsel pursuant to an attorney-client relationship, subject to the restrictions set forth below.
          (iii) Following termination of the Employee’s employment by the Company, if the Employee assumes a position in which the Employee provides legal advice or counsel pursuant to an attorney-client relationship, the Employee will comply with all rules of ethics and professional responsibility governing the legal profession. Specifically, but without limiting the foregoing, the Employee will not reveal information relating to the Employee’s prior representation of the Company unless the Company consents after consultation. The Employee will not represent any party in the same or substantially related matters in which that party’s interests are materially adverse to the interests of the Company, unless the Company consents after consultation. Further, the Employee will not use information relating to the Employee’s prior representation of the Company to the disadvantage of the Company.
          (iv) The Employee will not be deemed to have breached the provisions of this Section 5(c) solely by reason of holding, directly or indirectly, not greater than 2% of the outstanding securities of a company listed on or through a national securities exchange.
     (d) Non-Solicitation. In addition, during the term of the Employee’s employment by the Company and for a period of two years after termination of such employment, neither the Employee nor any person or entity with the Employee’s assistance nor any entity that the Employee or any person with the Employee’s assistance or any person who the Employee directly or indirectly controls will, directly or indirectly, (1) solicit or take any action to induce any employee to quit or terminate their employment with the Company or the Company’s affiliates, or (2) employ as an employee, independent contractor, consultant, or in any other position, any person who was an employee of the Company or the Company’s affiliates during the aforementioned period.
     (e) Confidentiality. Without the express written consent of the Company, the Employee will not at any time (either during or after the termination of the term of the Employee’s employment) use (other than for the benefit of the Company) or disclose to any other person or business entity proprietary or confidential information concerning the Company, the Company’s parent, or any of their affiliates, or the Company’s, the Company’s parent’s, or any of their affiliates’ trade secrets or inventions of which the Employee has gained knowledge during the Employee’s employment with the Company. This paragraph will not apply to any such information that: (1) the Employee is required to disclose by law; (2) has been otherwise disseminated, disclosed, or made available to the public; or (3) was obtained after the Employee’s employment with the Company ended and from some source other than the Company, which source was under no obligation of confidentiality.
     (f) Effect of Breach. The Employee agrees that a breach of this Section 5 cannot adequately be compensated by money damages and, therefore, the Company will be entitled, in addition to any other right or remedy available to it (including, but not limited to, an action for damages), to an injunction restraining such breach or a threatened breach and to specific performance of such provisions, and the Employee hereby consents to the issuance of such injunction and to the ordering of specific performance, without the requirement of the Company to post a bond or other security.
     (g) Other Rights Preserved. Nothing in this Section eliminates or diminishes rights which the Company may have with respect to the subject matter hereof under other agreements, the governing statutes, or under provisions of law, equity, or otherwise. Without limiting the foregoing, this Section does not limit any rights the Company may have under any agreement with the Employee regarding trade secrets and confidential information.
Section 6. Termination. This Agreement will terminate upon the following circumstances:
     (a) Without Cause. At any time at the election of either the Employee or the Company for any reason or no reason, without cause, but subject to the provisions of this Agreement. For purposes of this Agreement, termination by the Company without cause shall include, without limitation, voluntary termination of employment by the Employee under the following circumstances: prior to the second anniversary of the Effective Date, or at any time following a Change in Control of the Company (as defined below), the Employee (A) is not offered continued employment with the Company (or its successor) in the position of Senior Vice President, General Counsel and Secretary having the duties, responsibilities, compensation, benefits, and geographic location that are, in all material respects, at least as favorable as the position previously held by Employee with the Company (a “Comparable Position”), or (B) continues to perform services for the Company (or its successor) after the Change in Control but, within twelve months following the Change in Control, is assigned to a position that is not a Comparable Position.
     For purposes of this Agreement, a “Change in Control” means a transaction pursuant to which an individual, trust, estate, partnership, limited liability company, association, corporation, or other entity (hereinafter “Person”) or more than one Person acting as a group (in either case, however, excluding Onex and the Onex entities), acquires (i) more than 50% of the total voting power of the stock of the Company or the Company’s parent (including, but not limited to acquisition by merger, consolidation, recapitalization, reorganization or sale or transfer of equity interests) or (ii) all or substantially all of the assets of the Company.
     (b) Cause. At any time at the election of the Company for Cause. “Cause” for this purpose means (i) the Employee committing a material breach of this Agreement (other than a breach described in clauses (ii) through (v) below), which breach is correctable but not corrected by Employee within 5 business days of notification from the Company; (ii) the Employee committing any acts involving moral turpitude, including fraud, dishonesty, disclosure of confidential information, or the commission of a felony, or direct and deliberate acts constituting a material breach of the Employee’s duty of loyalty to the Company; (iii) the Employee willfully or continuously refusing to perform the material duties reasonably assigned to the Employee by the Company that are consistent with the provisions of this Agreement and not resulting from a Disability; (iv) the inability of the Employee to obtain and maintain appropriate United States security clearances; or (v) the inability or failure of the Employee to obtain and maintain appropriate licensing to provide legal services in the State of Kansas as an employee of the Company.
     (c) Disability. The Employee’s death or the Employee’s being unable to render the services required to be rendered by the Employee for a period of one hundred eighty (180) days during any twelve-month period (“Disability”).
Section 7. Effect of Termination.
     (a) Voluntary Termination and Termination for Cause. If the Employee’s employment is terminated (i) voluntarily by the Employee (i.e. not as a result of actions by the Company that would constitute termination without cause as set forth in Section 6), or (ii) by the Company for Cause, the Company will pay the Employee’s compensation only through the last day of the Employment Period (less any amounts the Company may off-set or deduct as specified in this Agreement or as otherwise permitted), and, except as may otherwise be expressly provided in this Agreement, the STIP, the LTIP, or in any Benefit Plan, the Company will have no further obligation to the Employee.
     (b) Termination Without Cause. If the Employee’s employment is terminated by the Company without cause during the Employment Period and for so long as the Employee is not in breach of the Employee’s continuing obligations under Section 5, (i) the Company will continue to pay the Employee an amount equal to the Employee’s Base Salary in effect immediately before termination of the Employee’s employment for a period of 12 months (less any amounts the Company may off-set or deduct as specified in this Agreement or as otherwise permitted), (ii) the Company will pay the costs of COBRA medical and dental benefits coverage which are offered to the Employee after termination for a period of 12 months, (iii) solely for purposes of time-based vesting under the STIP with respect to any shares of stock granted to the Employee under the STIP before the date of termination, the Employee will be treated as remaining in continuous active employment with the Company for 12 months after the date of termination, and (iv) solely for purposes of time-based vesting under the LTIP with respect to any shares of stock granted to the Employee under the LTIP before the date of termination, the Employee will be treated as remaining in continuous active employment with the Company for 12 months after the date of termination. Except as may otherwise be expressly provided in this Agreement or in any Benefit Plan, the Company will have no further obligation to the Employee.
     (c) Termination Due to Death or Disability. If the Employee’s employment is terminated due to death or at a time when the Employee is receiving income-replacement benefits under the Company’s long-term disability insurance program by reason of total disability, (i) solely for purposes of time-based vesting under the STIP with respect to any shares of stock granted to the Employee under the STIP before the date of termination, the Employee will be treated as remaining in continuous active employment with the Company for 12 months after the date of termination, and (ii) solely for purposes of time-based vesting under the LTIP with respect to any shares of stock granted to the Employee under the LTIP before the date of termination, the Employee will be treated as remaining in continuous active employment with the Company for 12 months after the date of termination. Except as may otherwise be expressly provided in this Agreement or in any Benefit Plan, the Company will have no further obligation to the Employee.
     (d) Obligations at Termination. On termination of employment, the Employee will deliver all trade secret, confidential information, records, notes, data, memoranda, and equipment of any nature that are in the Employee’s possession or under the Employee’s control and that are the property of the Company or relate to the business of the Company. Promptly upon termination, Employee and Company will pay to each other any amounts due and owing under this Agreement.
     (e) Survival. The Employee’s obligations under Section 4(b) and Section 5 through Section 10 of this Agreement will survive the expiration or termination of this Agreement.
Section 8. Representations and Warranties.
     (a) No Conflicts. The Employee represents and warrants to the Company that the Employee is under no duty (whether contractual, fiduciary, or otherwise) that would prevent, restrict, or limit the Employee from fully performing all duties and services for the Company, and the performance of such duties and services will not conflict with any other agreement or obligation to which the Employee is bound.
     (b) No Hardship. The Employee represents and acknowledges that the Employee’s experience and/or abilities are such that observance of the covenants contained in this Agreement will not cause the Employee any undue hardship and will not unreasonably interfere with the Employee’s ability to earn a livelihood.
Section 9. Alternative Dispute Resolution.
     (a) Mediation. The Employee and the Company agree to submit, prior to arbitration, all unsettled claims, disputes, controversies, and other matters in question between them arising out of or relating to this Agreement (including but not limited to any claim that the Agreement or any of its provisions is invalid, illegal, or otherwise voidable or void) or the dealings or relationship between the Employee and the Company (“Disputes”) to mediation in Wichita, Kansas and in accordance with the Commercial Mediation Rules of the American Arbitration Association currently in effect. The mediation will be private, confidential, voluntary, and nonbinding. Any party may withdraw from the mediation at any time before signing a settlement agreement upon written notice to each other party and to the mediator. The mediator will be neutral and impartial. The mediator will be disqualified as a witness, consultant, expert, or counsel for either party with respect to the matters in Dispute and any related matters. The Company and the Employee will pay their respective attorneys’ fee and other costs associated with the mediation, and the Company and the Employee will equally bear the costs and fees of the mediator. If a Dispute cannot be resolved through mediation within ninety (90) days of being submitted to mediation, the parties agree to submit the Dispute to arbitration.
     (b) Arbitration. Subject to Section 9(a), all Disputes will be submitted for binding arbitration to the American Arbitration Association on demand of either party. Such arbitration proceeding will be conducted in Wichita, Kansas and, except as otherwise provided in this Agreement, will be heard by one (1) arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. All matters relating to arbitration will be governed by the federal Arbitration Act (9 U.S.C. §§ 1 et seq.) and not by any state arbitration law. The arbitrator will have the right to award or include in the arbitrator’s award any relief which the arbitrator deems proper under the circumstances, including, without limitation, money damages (with interest on unpaid amounts from the date due), specific performance, injunctive relief, and reasonable attorneys’ fees and costs, provided that the arbitrator will not have the right to amend or modify the terms of this Agreement. The award and decision of the arbitrator will be conclusive and binding upon all parties hereto, and judgment upon the award may be entered in any court of competent jurisdiction. Except as specified above, the Company and the Employee will pay their respective attorneys’ fees and other costs associated with the arbitration, and the Company and the Employee will equally bear the costs and fees of the arbitrator.
     (c) Confidentiality. The Employee and the Company agree that they will not disclose, or permit those acting on their behalf to disclose, any aspect of the proceedings under Section 9(a) and Section 9(b), including but not limited to the resolution or the existence or amount of any award, to any person, firm, organization, or entity of any character or nature, unless divulged (i) to an agency of the federal or state government, (ii) pursuant to a court order, (iii) pursuant to a requirement of law, (iv) pursuant to prior written consent of the Company or the Employee, or (v) pursuant to a legal proceeding to enforce a settlement agreement or arbitration award. This provision is not intended to prohibit nor does it prohibit the Employee’s or the Company’s disclosures of the terms of any settlement or arbitration award to their attorney(s), accountant(s), financial advisor(s), or family members, provided that they comply with the provisions of this paragraph.
     (d) Injunctions. Notwithstanding anything to the contrary contained in this Section 9, the Company and the Employee will have the right in a proper case to obtain temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction. But the Company and the Employee must contemporaneously submit the Disputes for non-binding mediation under Section 9(a) and then for arbitration under Section 9(b) on the merits as provided herein if such Disputes cannot be resolved through mediation.
Section 10. General.
     (a) Notices. All notices required or permitted under this Agreement must be in writing and may be made by personal delivery or facsimile transmission, effective on the day of such delivery or receipt of such transmission, or may be mailed by registered or certified mail, effective two (2) days after the date of mailing, addressed as follows:

To the Company:
Spirit AeroSystems, Inc.
Attention: Senior Vice President, Administration and Human Resources
3801 S. Oliver
P.O. Box 780008, Mail Code K11-60
Wichita, KS 67278-0008
Facsimile Number: (316) 523-8814
     or such other person or address as designated in writing to the Employee.
To the Employee:
Jonathan A. Greenberg
at the Employee’s last known residence address or to such other address as designated by the Employee in writing to the Company.
     (b) Successors. Neither this Agreement nor any right or interest therein will be assignable or transferable (whether by pledge, grant of a security interest, or otherwise) by the Employee or the Employee’s beneficiaries or legal representatives, except by will, by the laws of descent and distribution, or inter vivos revocable living grantor trust as the Employee’s beneficiaries. This Agreement will be binding upon and will inure to the benefit of the Company, its successors and assigns, and the Employee and will be enforceable by them and the Employee’s heirs, legatees, and legal personal representatives. If the Employee dies during the term of this Agreement, absent actual notice of any probate proceeding, the Company will pay any compensation due under this Agreement to the following person(s) in order of preference: (i) spouse of the Employee; (ii) children of the Employee eighteen years of age and over, in equal shares; or (iii) the person to whom funeral expenses are due. Upon payment of such sum, the Company will be relieved of all further obligations hereunder.
     (c) Waiver, Modification, and Interpretation. No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in a writing signed by the Employee and an appropriate officer of the Company empowered to sign the same by the Board of Directors of the Company. No waiver by either party at any time of any breach by the party of, or compliance with, any condition or provision of this Agreement to be performed by the other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. The validity, interpretation, construction, and performance of this Agreement will be governed by the laws of the State of Kansas, except that the corporate law of the state of incorporation of the Company’s parent will govern issues related to the issuance of shares of its common stock. Except as provided in Section 9, any action brought to enforce or interpret this Agreement will be maintained exclusively in the state and federal courts located in Wichita, Kansas.
     (d) Interpretation. The headings contained herein are for reference purposes only and will not in any way affect the meaning or interpretation of any provision of this Agreement. No provision of this Agreement will be interpreted for or against any party hereto on the basis that such party was the draftsman of such provision; and no presumption or burden of proof will arise disfavoring or favoring any party by virtue of the authorship of any of the provisions of this Agreement.
     (e) Counterparts. The Company and the Employee may execute this Agreement in any number of counterparts, each of which will be deemed to be an original but all of which will constitute but one instrument. In proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.
     (f) Invalidity of Provisions. If a court of competent jurisdiction declares that any provision of this Agreement is invalid, illegal, or unenforceable in any respect, and if the rights and obligations of the Parties to this Agreement will not be materially and adversely affected thereby, in lieu of such illegal, invalid, or unenforceable provision the court may add as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as is possible. If such court cannot so substitute or declines to so substitute for such invalid, illegal, or unenforceable provision, (i) such provision will be fully severable; (ii) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (iii) the remaining provisions of this Agreement will remain in full force and effect and not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. The covenants contained in this Agreement will each be construed to be a separate agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of the Employee against the Company, predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by the Company of any of said covenants.
     (g) Entire Agreement. This Agreement (together with the documents expressly referenced herein) constitutes the entire agreement between the parties, supersedes in all respects any prior agreement between the Company and the Employee and may not be changed except by a writing duly executed and delivered by the Company and the Employee in the same manner as this Agreement.
     (h) No Deferral of Compensation. The salary continuation amounts payable to the Employee after termination of employment under Section 7(b) (if any) are intended to be exempt from the definition of “deferred compensation” for purposes of Internal Revenue Code (“Code”) Section 409A as amounts payable only in the invent of involuntary termination without Cause. In the event the total of the salary continuation amounts payable to the Employee after termination of employment under Section 7(b) (if any) will exceed two times the lesser of (i) the Employee’s annualized base salary for the calendar year immediately preceding the calendar year in which the Employee’s employment terminates, or (ii) the dollar amount in effect under Code Section 401(a)(17) for the year in which the Employee terminates employment, then all such amounts will be paid to the Employee in equal semi-monthly installments on the first and fifteenth days of each month (or the first business day following any such day, if such day is not a business day) for a period of 12 months, commencing with the first day of the month after termination of the Employee’s employment, and payment of such amounts may not be accelerated.

     (i) Offset. If the Employee’s employment is terminated by the Company without cause, as that term is defined in Section 6(a), the amounts payable to the Employee under Section 7(b) will not be offset or reduced on account of any remuneration or benefits provided by any subsequent employment the Employee may obtain (so long as such amounts otherwise are properly payable).
     (j) Indemnity. The Company will indemnify Employee to the same extent the Company indemnifies other comparable level executives of the Company consistent with the Company Articles of Incorporation and Bylaws.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first written above.

SPIRIT AEROSYSTEMS, INC.

By:

	Name:		Jonathan A. Greenberg

Title:

		“Company”	“Employee”